AXIS CAPITAL HOLDINGS LIMITED

INVESTOR FINANCIAL SUPPLEMENT

SECOND QUARTER 2019

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Matthew Rohrmann
Investor Contact
(212) 940-3339
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that the Company files with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

AXIS Capital Holdings Limited's ("AXIS Capital" or the "Company") underwriting operations are organized around its global underwriting platforms, AXIS Insurance and AXIS Re. The Company has determined that it has two reportable segments, insurance and reinsurance.

DEFINITIONS AND PRESENTATION

•
All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2018 and consolidated statements of operations for the years ended December 31, 2018 and December 31, 2017.

•	Amounts may not reconcile exactly due to rounding differences.

•	Unless otherwise noted, all data is in thousands, except for ratio information.

•	NM - Not meaningful; NA - Not applicable

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This document contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this document, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. These forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.
Forward-looking statements contained in this document may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding estimated synergies and the success of the integration of acquired entities, our expectations regarding the estimated benefits and synergies related to our transformation program, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the cyclical nature of the insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;

•	the occurrence and magnitude of natural and man-made disasters;

•	the impact of global climate change on our business, including the possibility that we do not adequately assess or reserve for the increased frequency and severity of natural catastrophes;

•	losses from war, terrorism and political unrest or other unanticipated losses;

•	actual claims exceeding our loss reserves;

•	general economic, capital and credit market conditions;

•	the failure of any of the loss limitation methods we employ;

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions;

•	our inability to purchase reinsurance or collect amounts due to us;

•	the breach by third parties in our program business of their obligations to us;

•	difficulties with technology and/or data security;

•	the failure of our policyholders and intermediaries to pay premiums;

•	the failure of our cedants to adequately evaluate risks;

•	inability to obtain additional capital on favorable terms, or at all;

•	the loss of one or more key executives;

•	a decline in our ratings with rating agencies;

•	loss of business provided to us by our major brokers and credit risk due to our reliance on brokers;

•	changes in accounting policies or practices;

•	the use of industry catastrophe models and changes to these models;

•	changes in governmental regulations and potential government intervention in our industry;

•	failure to comply with certain laws and regulations relating to sanctions and foreign corrupt practices;

•	increased competition;

i

•	changes in the political environment of certain countries in which we operate or underwrite business including the United Kingdom's expected withdrawal from the European Union;

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values;

•	the failure to successfully integrate acquired businesses or realize the expected synergies resulting from such acquisitions;

•	the failure to realize the expected benefits or synergies relating to our transformation initiative;

•	changes in tax laws; and

•
the other factors including but not limited to those described under Item 1A, 'Risk Factors' and Item 7, 'Management's Discussion and Analysis of Financial Condition and Results of Operations' in our most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown cover for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business includes both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides cover for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, and hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides cover for physical damage and business interruption of an insured following an act of terrorism and includes kidnap and ransom, and crisis management insurance.
Aviation: provides hull and liability, and specific war cover primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks, commodity traders, corporations and multilateral and export credit agencies. Cover is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events.
Professional Lines: provides directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, cyber and privacy insurance, medical malpractice and other financial insurance related covers for commercial enterprises, financial institutions, not-for-profit organizations and other professional service providers. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale markets in addition to primary and excess of loss employers, public and products liability predominately in the UK. Target industry sectors include construction, manufacturing, transportation and trucking and other services.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued insurance lines include financial institutions, professional indemnity, international liability, international direct property.

AXIS CAPITAL HOLDINGS LIMITED
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides treaty reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The underlying policies principally cover property-related exposures but other exposures including workers compensation and personal accident are also covered. The principal perils covered by policies in this portfolio include hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. This business is written on a proportional and excess of loss basis.
Property: provides protection for property damage and related losses resulting from natural and man-made perils that are covered in underlying personal and commercial lines insurance policies written by our cedants. The predominant exposure is to property damage, but other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. The most significant perils covered by policies in this portfolio include windstorm, tornado and earthquake, but other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events are also included. This business is written on a proportional and excess of loss basis.
Professional Lines: provides cover for directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. This business is written on a proportional and excess of loss basis.
Credit and Surety: provides reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Credit insurance cover is provided to mortgage guaranty insurers and government sponsored entities. Cover for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world is also offered.
Motor: provides cover to insurers for motor liability and property damage losses arising out of any one occurrence. A loss occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence. Traditional proportional and non-proportional reinsurance as well as structured solutions are offered.
Liability: provides cover to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability covers are also written.
Agriculture: provides protection for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. The business is provided on a proportional and aggregate stop loss reinsurance basis.
Engineering: provides protection for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes cover for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.
Marine and Other: includes marine, aviation and personal accident reinsurance.
Accident and Health: includes specialty health, accidental health, travel, life and disability reinsurance products which are offered on both a proportional and catastrophic or per life excess of loss basis.
Discontinued Lines - Novae: includes those lines of business that Novae exited or placed into run-off in the fourth quarter of 2016 and in the first quarter of 2017. These discontinued reinsurance lines include motor reinsurance, general liability reinsurance, and international facultative property.

AXIS CAPITAL HOLDINGS LIMITED
FINANCIAL HIGHLIGHTS

		Three months ended June 30,				Six months ended June 30,
		2019	2018	Change		2019	2018	Change

HIGHLIGHTS	Gross premiums written	$1,647,760	$1,650,825	(0.2%)		$4,230,986	$4,313,620	(1.9%)
	Gross premiums written - Insurance	58.8%	62.2%	(3.4)	pts	43.0%	44.2%	(1.2)	pts
	Gross premiums written - Reinsurance	41.2%	37.8%	3.4	pts	57.0%	55.8%	1.2	pts
	Net premiums written	$1,070,321	$1,000,455	7.0%		$2,847,381	$2,986,326	(4.7%)
	Net premiums earned	$1,123,607	$1,185,548	(5.2%)		$2,257,819	$2,352,950	(4.0%)
	Net premiums earned - Insurance	47.8%	48.7%	(0.9)	pts	48.5%	49.2%	(0.7)	pts
	Net premiums earned - Reinsurance	52.2%	51.3%	0.9	pts	51.5%	50.8%	0.7	pts
	Net income available to common shareholders	$166,387	$92,858	79.2%		$264,515	$155,406	70.2%
	Operating income [a]	136,991	103,250	32.7%		241,601	225,879	7.0%
	Annualized return on average common equity [b]	14.3%	8.3%	6.0	pts	11.7%	6.9%	4.8	pts
	Annualized operating return on average common equity [c]	11.8%	9.2%	2.6	pts	10.7%	10.0%	0.7	pts
	Total shareholders’ equity	$5,566,477	$5,253,005	6.0%		$5,566,477	$5,253,005	6.0%

PER COMMON SHARE AND COMMON SHARE DATA	Earnings per diluted common share	$1.97	$1.11	77.5%		$3.14	$1.85	69.7%
	Operating income per diluted common share [d]	$1.62	$1.23	31.7%		$2.86	$2.69	6.3%
	Weighted average diluted common shares outstanding	84,401	83,984	0.5%		84,338	83,853	0.6%
	Book value per common share	$57.08	$53.59	6.5%		$57.08	$53.59	6.5%
	Book value per diluted common share (treasury stock method)	$55.99	$52.47	6.7%		$55.99	$52.47	6.7%
	Tangible book value per diluted common share (treasury stock method) [a]	$52.54	$48.87	7.5%		$52.54	$48.87	7.5%

FINANCIAL RATIOS	Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	61.5%	(1.8)	pts	59.3%	59.9%	(0.6)	pts
	Catastrophe and weather-related losses ratio	2.3%	3.2%	(0.9)	pts	1.6%	3.1%	(1.5)	pts
	Current accident year loss ratio	62.0%	64.7%	(2.7)	pts	60.9%	63.0%	(2.1)	pts
	Prior year reserve development ratio	(2.2%)	(5.1%)	2.9	pts	(1.7%)	(4.9%)	3.2	pts
	Net losses and loss expenses ratio	59.8%	59.6%	0.2	pts	59.2%	58.1%	1.1	pts
	Acquisition cost ratio	21.6%	19.6%	2.0	pts	22.3%	19.6%	2.7	pts
	General and administrative expense ratio [e]	14.7%	13.9%	0.8	pts	15.0%	14.3%	0.7	pts
	Combined ratio	96.1%	93.1%	3.0	pts	96.5%	92.0%	4.5	pts
INVESTMENT DATA	Total assets	$25,870,174	$25,018,486	3.4%		$25,870,174	$25,018,486	3.4%
	Total cash and invested assets [f]	15,319,839	15,132,913	1.2%		15,319,839	15,132,913	1.2%
	Net investment income	137,949	109,960	25.5%		245,254	210,961	16.3%
	Net investment gains (losses)	$21,225	$(45,093)	nm		$33,996	$(59,923)	nm
	Book yield of fixed maturities	3.0%	2.8%	0.2	pts	3.0%	2.8%	0.2	pts

[a]
Operating income (loss), operating income (loss) per diluted common share, annualized operating return on average common equity ("operating ROACE") and tangible book value per diluted common share are non-GAAP financial measures as defined by Regulation G. The reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share, annualized return on average common equity ("ROACE") and book value per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this document.

[b]
Annualized ROACE is calculated by dividing annualized net income (loss) available (attributable) to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period.

[c]
Annualized operating ROACE is calculated by dividing annualized operating income (loss) for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period.

[d]	Operating income (loss) per diluted common share is calculated by dividing operating income (loss) for the period by weighted average diluted common shares outstanding.
[e] Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
[f] Total cash and invested assets represents the total cash and cash equivalents, fixed maturities, equity securities, mortgage loans, other investments, equity method investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018

Revenues
Net premiums earned	$1,123,607	$1,185,548	$2,257,819	$2,352,950
Net investment income	137,949	109,960	245,254	210,961
Net investment gains (losses)	21,225	(45,093)	33,996	(59,923)
Other insurance related income	2,925	3,730	9,852	10,335
Total revenues	1,285,706	1,254,145	2,546,921	2,514,323

Expenses
Net losses and loss expenses	672,463	706,641	1,336,491	1,367,986
Acquisition costs	242,363	231,952	502,781	461,212
General and administrative expenses	165,395	165,213	340,486	335,049
Foreign exchange gains	(12,381)	(44,099)	(5,325)	(6,239)
Interest expense and financing costs	15,607	17,098	31,502	33,861
Transaction and reorganization expenses	3,276	18,772	18,096	31,825
Amortization of value of business acquired	7,194	53,407	20,298	110,517
Amortization of intangible assets	2,912	4,029	5,914	6,811
Total expenses	1,096,829	1,153,013	2,250,243	2,341,022

Income before income taxes and interest in income of equity method investments	188,877	101,132	296,678	173,301
Income tax (expense) benefit	(14,469)	(996)	(15,703)	40
Interest in income of equity method investments	2,635	3,378	4,853	3,378
Net income	177,043	103,514	285,828	176,719
Preferred share dividends	10,656	10,656	21,313	21,313
Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017
UNDERWRITING REVENUES
Gross premiums written	$1,647,760	$2,583,226	$1,172,738	$1,423,707	$1,650,825	$1,362,327
Ceded premiums written	(577,439)	(806,167)	(420,040)	(503,769)	(650,370)	(406,310)
Net premiums written	1,070,321	1,777,059	752,698	919,938	1,000,455	956,017

Gross premiums earned	1,680,663	1,684,814	1,777,052	1,776,379	1,688,953	1,300,648
Ceded premiums earned	(557,056)	(550,602)	(562,583)	(552,304)	(503,405)	(319,217)
Net premiums earned	1,123,607	1,134,212	1,214,469	1,224,075	1,185,548	981,431
Other insurance related income (losses)	2,925	6,929	(8,189)	8,475	3,730	2,560
Total underwriting revenues	1,126,532	1,141,141	1,206,280	1,232,550	1,189,278	983,991

UNDERWRITING EXPENSES
Net losses and loss expenses	672,463	664,028	1,027,343	794,959	706,641	605,332
Acquisition costs	242,363	260,418	259,308	248,314	231,952	204,361
Underwriting-related general and administrative expenses [a]	133,047	138,873	114,293	130,251	134,959	117,286
Total underwriting expenses	1,047,873	1,063,319	1,400,944	1,173,524	1,073,552	926,979

UNDERWRITING INCOME (LOSS) [b]	78,659	77,822	(194,664)	59,026	115,726	57,012

OTHER (EXPENSES) REVENUES
Net investment income	137,949	107,303	113,128	114,421	109,960	106,063
Net investment gains (losses)	21,225	12,767	(72,667)	(17,628)	(45,093)	(4,392)
Bargain purchase gain	—	—	—	—	—	15,044
Corporate expenses [a]	(32,348)	(36,218)	(23,152)	(24,643)	(30,254)	(30,530)
Foreign exchange (losses) gains	12,381	(7,056)	31,232	(8,305)	44,099	(36,118)
Interest expense and financing costs	(15,607)	(15,895)	(16,675)	(16,897)	(17,098)	(12,751)
Transaction and reorganization expenses	(3,276)	(14,820)	(18,815)	(16,300)	(18,772)	—
Amortization of value of business acquired	(7,194)	(13,104)	(22,797)	(39,018)	(53,407)	—
Amortization of intangible assets	(2,912)	(3,003)	(5,251)	(1,753)	(4,029)	—
Total other (expenses) revenues	110,218	29,974	(14,997)	(10,123)	(14,594)	37,316

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	188,877	107,796	(209,661)	48,903	101,132	94,328
Income tax (expense) benefit	(14,469)	(1,234)	25,921	3,525	(996)	3,333
Interest in income (loss) of equity method investments	2,635	2,219	(4,052)	1,667	3,378	(1,975)

NET INCOME (LOSS)	177,043	108,781	(187,792)	54,095	103,514	95,686
Preferred share dividends	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)	(10,656)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$166,387	$98,125	$(198,448)	$43,439	$92,858	$85,030

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses as presented above.

[b]
Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is presented above and on page 5 (Consolidated Statements of Operations - Year to Date).

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	59.7%	58.9%	65.4%	61.2%	61.5%	63.8%
Catastrophe and weather-related losses ratio	2.3%	0.9%	22.5%	7.5%	3.2%	5.1%
Current accident year loss ratio	62.0%	59.8%	87.9%	68.7%	64.7%	68.9%
Prior year reserve development ratio	(2.2%)	(1.3%)	(3.3%)	(3.8%)	(5.1%)	(7.2%)
Net losses and loss expenses ratio	59.8%	58.5%	84.6%	64.9%	59.6%	61.7%
Acquisition cost ratio	21.6%	23.0%	21.4%	20.3%	19.6%	20.8%
General and administrative expense ratio [a]	14.7%	15.4%	11.3%	12.7%	13.9%	15.1%
Combined ratio	96.1%	96.9%	117.3%	97.9%	93.1%	97.6%

Weighted average common shares outstanding	83,941	83,725	83,582	83,558	83,539	84,141
Weighted average diluted common shares outstanding	84,401	84,272	83,582	84,107	83,984	84,511
Earnings (loss) per common share	$1.98	$1.17	($2.37)	$0.52	$1.11	$1.01
Earnings (loss) per diluted common share	$1.97	$1.16	($2.37)	$0.52	$1.11	$1.01
Annualized ROACE	14.3%	8.9%	(18.1%)	3.9%	8.3%	6.7%
Annualized operating ROACE	11.8%	9.5%	(13.2%)	7.1%	9.2%	8.7%

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS - YEAR TO DATE

	Six months ended June 30,			Year ended December 31,
	2019	2018	2017	2018	2017
UNDERWRITING REVENUES
Gross premiums written	$4,230,986	$4,313,620	$3,274,199	$6,910,065	$5,556,273
Ceded premiums written	(1,383,605)	(1,327,294)	(809,223)	(2,251,103)	(1,529,130)
Net premiums written	2,847,381	2,986,326	2,464,976	4,658,962	4,027,143

Gross premiums earned	3,365,477	3,328,786	2,546,318	6,882,217	5,616,234
Ceded premiums earned	(1,107,658)	(975,836)	(626,185)	(2,090,722)	(1,467,474)
Net premiums earned	2,257,819	2,352,950	1,920,133	4,791,495	4,148,760
Other insurance related income (losses)	9,852	10,335	(1,222)	10,622	(1,240)
Total underwriting revenues	2,267,671	2,363,285	1,918,911	4,802,117	4,147,520

UNDERWRITING EXPENSES
Net losses and loss expenses	1,336,491	1,367,986	1,212,273	3,190,287	3,287,772
Acquisition costs	502,781	461,212	394,153	968,835	823,591
Underwriting-related general and administrative expenses [a]	271,920	274,624	239,086	519,168	449,483
Total underwriting expenses	2,111,192	2,103,822	1,845,512	4,678,290	4,560,846

UNDERWRITING INCOME (LOSS)	156,479	259,463	73,399	123,827	(413,326)

OTHER (EXPENSES) REVENUES
Net investment income	245,254	210,961	204,728	438,507	400,805
Net investment gains (losses)	33,996	(59,923)	(29,443)	(150,218)	28,226
Bargain purchase gain	—	—	15,044	—	15,044
Corporate expenses [a]	(68,566)	(60,425)	(69,989)	(108,221)	(129,945)
Foreign exchange (losses) gains	5,325	6,239	(57,583)	29,165	(134,737)
Interest expense and financing costs	(31,502)	(33,861)	(25,543)	(67,432)	(54,811)
Transaction and reorganization expenses	(18,096)	(31,825)	—	(66,940)	(26,718)
Amortization of value of business acquired	(20,298)	(110,517)	—	(172,332)	(50,104)
Amortization of intangible assets	(5,914)	(6,811)	—	(13,814)	(2,543)
Total other (expenses) revenues	140,199	(86,162)	37,214	(111,285)	45,217

INCOME (LOSS) BEFORE INCOME TAXES AND INTEREST IN INCOME (LOSS) OF EQUITY METHOD INVESTMENTS	296,678	173,301	110,613	12,542	(368,109)
Income tax (expense) benefit	(15,703)	40	12,670	29,486	7,542
Interest in income (loss) of equity method investments	4,853	3,378	(7,741)	993	(8,402)

NET INCOME (LOSS)	285,828	176,719	115,542	43,021	(368,969)
Preferred share dividends	(21,313)	(21,313)	(25,497)	(42,625)	(46,810)
NET INCOME (LOSS) AVAILABLE (ATTRIBUTABLE) TO COMMON SHAREHOLDERS	$264,515	$155,406	$90,045	$396	$(415,779)

[a]
Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to total general and administrative expenses, the most comparable GAAP financial measure, also includes corporate expenses as presented above.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED KEY RATIOS - YEAR TO DATE

	Six months ended June 30,			Year ended December 31,
	2019	2018	2017	2018	2017
KEY RATIOS/PER SHARE DATA
Current accident year loss ratio excluding catastrophe and weather-related losses	59.3%	59.9%	63.7%	61.7%	63.7%
Catastrophe and weather-related losses ratio	1.6%	3.1%	4.4%	9.0%	20.4%
Current accident year loss ratio	60.9%	63.0%	68.1%	70.7%	84.1%
Prior year reserve development ratio	(1.7%)	(4.9%)	(5.0%)	(4.1%)	(4.9%)
Net losses and loss expenses ratio	59.2%	58.1%	63.1%	66.6%	79.2%
Acquisition cost ratio	22.3%	19.6%	20.5%	20.2%	19.9%
General and administrative expense ratio [a]	15.0%	14.3%	16.2%	13.1%	14.0%
Combined ratio	96.5%	92.0%	99.8%	99.9%	113.1%

Weighted average common shares outstanding	83,834	83,431	85,076	83,501	84,108
Weighted average diluted common shares outstanding	84,338	83,853	85,647	84,007	84,108
Earnings (loss) per common share	$3.16	$1.86	$1.06	$—	($4.94)
Earnings (loss) per diluted common share	$3.14	$1.85	$1.05	$—	($4.94)
Annualized ROACE	11.7%	6.9%	3.5%	—%	(8.6%)
Annualized operating ROACE	10.7%	10.0%	6.5%	3.6%	(5.3%)

[a]	Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENT DATA

	Three months ended June 30, 2019			Six months ended June 30, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$968,325	$679,435	$1,647,760	$1,819,421	$2,411,565	$4,230,986
Ceded premiums written	(376,416)	(201,023)	(577,439)	(698,272)	(685,333)	(1,383,605)
Net premiums written	591,909	478,412	1,070,321	1,121,149	1,726,232	2,847,381

Gross premiums earned	884,480	796,183	1,680,663	1,794,431	1,571,046	3,365,477
Ceded premiums earned	(347,220)	(209,836)	(557,056)	(700,409)	(407,249)	(1,107,658)
Net premiums earned	537,260	586,347	1,123,607	1,094,022	1,163,797	2,257,819
Other insurance related income (losses)	(695)	3,620	2,925	1,046	8,806	9,852
Total underwriting revenues	536,565	589,967	1,126,532	1,095,068	1,172,603	2,267,671

UNDERWRITING EXPENSES
Net losses and loss expenses	308,703	363,760	672,463	622,479	714,012	1,336,491
Acquisition costs	111,655	130,708	242,363	229,430	273,351	502,781
Underwriting-related general and administrative expenses	104,898	28,149	133,047	210,932	60,988	271,920
Total underwriting expenses	525,256	522,617	1,047,873	1,062,841	1,048,351	2,111,192

UNDERWRITING INCOME	$11,309	$67,350	$78,659	$32,227	$124,252	$156,479

Catastrophe and weather-related losses, net of reinstatement premiums	$14,483	$11,081	$25,564	$22,487	$13,761	$36,248
Favorable prior year reserve development	21,326	2,295	23,621	28,240	10,053	38,293

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.7%	60.5%	59.7%	57.4%	61.0%	59.3%
Catastrophe and weather-related losses ratio	2.7%	1.9%	2.3%	2.1%	1.2%	1.6%
Current accident year loss ratio	61.4%	62.4%	62.0%	59.5%	62.2%	60.9%
Prior year reserve development ratio	(3.9%)	(0.4%)	(2.2%)	(2.6%)	(0.8%)	(1.7%)
Net loss and loss expense ratio	57.5%	62.0%	59.8%	56.9%	61.4%	59.2%
Acquisition cost ratio	20.8%	22.3%	21.6%	21.0%	23.5%	22.3%
Underwriting-related general and administrative expense ratio	19.5%	4.8%	11.8%	19.2%	5.2%	12.0%
Corporate expense ratio			2.9%			3.0%
Combined ratio	97.8%	89.1%	96.1%	97.1%	90.1%	96.5%

AXIS CAPITAL HOLDINGS LIMITED
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

							Six months ended June 30,		Year ended December 31,
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017	2019	2018	2018

INSURANCE SEGMENT
Property	$259,295	$200,502	$245,851	$307,014	$344,737	$198,681	$459,797	$639,943	$1,192,807
Marine	99,389	146,979	56,202	88,412	95,690	73,921	246,368	222,432	367,047
Terrorism	15,157	14,362	12,920	16,032	15,812	10,509	29,519	32,712	61,663
Aviation	18,539	17,670	23,496	24,116	21,048	21,037	36,209	42,061	89,673
Credit and Political Risk	36,076	45,907	70,206	44,761	30,736	15,139	81,983	75,466	190,433
Professional Lines	321,284	227,308	328,078	281,928	297,243	244,119	548,592	505,208	1,115,213
Liability	190,030	142,642	144,277	153,356	150,167	136,725	332,672	255,828	553,461
Accident and Health	28,126	51,048	37,080	42,883	69,860	64,071	79,174	130,537	210,502
Discontinued Lines - Novae	429	4,678	2,626	10,862	1,351	—	5,107	3,305	16,793
TOTAL INSURANCE SEGMENT	$968,325	$851,096	$920,736	$969,364	$1,026,644	$764,202	$1,819,421	$1,907,492	$3,797,592

REINSURANCE SEGMENT
Catastrophe	$245,203	$358,133	$41,137	$64,919	$148,304	$135,560	$603,336	$430,188	$536,243
Property	43,135	172,742	(3,345)	85,135	60,293	56,723	215,877	261,000	342,789
Professional Lines	92,915	109,828	19,312	26,418	116,273	120,584	202,743	222,452	268,181
Credit and Surety	38,465	151,904	28,442	51,683	52,685	25,143	190,369	249,000	329,126
Motor	6,846	281,401	21,921	22,450	43,279	42,093	288,248	455,355	499,727
Liability	125,990	185,320	50,790	137,625	91,343	118,095	311,310	250,352	438,767
Agriculture	70,077	126,440	14,131	12,765	53,953	58,094	196,517	199,350	226,246
Engineering	7,600	22,766	24,099	3,149	6,604	7,347	30,365	33,110	60,358
Marine and Other	22,042	36,336	3,354	1,107	13,631	2,665	58,379	40,279	44,741
Accident and Health	27,723	287,592	51,050	49,114	37,808	31,821	315,315	265,496	365,660
Discontinued Lines - Novae	(561)	(332)	1,111	(22)	8	—	(894)	(454)	635
TOTAL REINSURANCE SEGMENT	$679,435	$1,732,130	$252,002	$454,343	$624,181	$598,125	$2,411,565	$2,406,128	$3,112,473

CONSOLIDATED TOTAL	$1,647,760	$2,583,226	$1,172,738	$1,423,707	$1,650,825	$1,362,327	$4,230,986	$4,313,620	$6,910,065

AXIS CAPITAL HOLDINGS LIMITED
INSURANCE SEGMENT DATA - QUARTERLY AND PRIOR YEAR

							Year ended December 31,
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$968,325	$851,096	$920,736	$969,364	$1,026,644	$764,202	$3,797,592
Ceded premiums written	(376,416)	(321,857)	(344,130)	(367,294)	(428,465)	(268,093)	(1,472,845)
Net premiums written	591,909	529,239	576,606	602,070	598,179	496,109	2,324,747

Gross premiums earned	884,480	909,951	937,784	990,529	924,704	639,612	3,757,436
Ceded premiums earned	(347,220)	(353,189)	(347,305)	(375,734)	(347,433)	(222,072)	(1,394,830)
Net premiums earned	537,260	556,762	590,479	614,795	577,271	417,541	2,362,606
Other insurance related income (losses)	(695)	1,742	101	1,526	1,214	508	3,460
Total underwriting revenues	536,565	558,504	590,580	616,321	578,485	418,049	2,366,066

UNDERWRITING EXPENSES
Net losses and loss expenses	308,703	313,776	428,525	415,488	328,773	275,464	1,494,323
Acquisition costs	111,655	117,775	109,111	111,888	90,864	62,391	399,193
Underwriting-related general and administrative expenses	104,898	106,034	89,858	100,656	102,369	83,126	395,252
Total underwriting expenses	525,256	537,585	627,494	628,032	522,006	420,980	2,288,768

UNDERWRITING INCOME (LOSS)	$11,309	$20,919	$(36,914)	$(11,711)	$56,479	$(2,931)	$77,298

Catastrophe and weather-related losses, net of reinstatement premiums	$14,483	$8,004	$92,128	$61,814	$22,922	$41,400	$203,862
Favorable prior year reserve development	21,326	6,913	32,257	13,478	24,294	19,787	92,806

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	58.7%	56.2%	62.4%	59.7%	57.2%	60.8%	58.5%
Catastrophe and weather-related losses ratio	2.7%	1.4%	15.6%	10.1%	4.0%	9.9%	8.7%
Current accident year loss ratio	61.4%	57.6%	78.0%	69.8%	61.2%	70.7%	67.2%
Prior year reserve development ratio	(3.9%)	(1.2%)	(5.4%)	(2.2%)	(4.2%)	(4.7%)	(4.0%)
Net losses and loss expenses ratio	57.5%	56.4%	72.6%	67.6%	57.0%	66.0%	63.2%
Acquisition cost ratio	20.8%	21.2%	18.5%	18.2%	15.7%	14.9%	16.9%
Underwriting-related general and administrative expenses ratio	19.5%	19.0%	15.2%	16.4%	17.7%	19.9%	16.8%
Combined ratio	97.8%	96.6%	106.3%	102.2%	90.4%	100.8%	96.9%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE SEGMENT DATA - QUARTERLY AND PRIOR YEAR

							Year ended December 31,
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017	2018
UNDERWRITING REVENUES
Gross premiums written	$679,435	$1,732,130	$252,002	$454,343	$624,181	$598,125	$3,112,473
Ceded premiums written	(201,023)	(484,310)	(75,910)	(136,475)	(221,905)	(138,217)	(778,258)
Net premiums written	478,412	1,247,820	176,092	317,868	402,276	459,908	2,334,215

Gross premiums earned	796,183	774,863	839,268	785,850	764,249	661,035	3,124,781
Ceded premiums earned	(209,836)	(197,413)	(215,278)	(176,570)	(155,972)	(97,145)	(695,892)
Net premiums earned	586,347	577,450	623,990	609,280	608,277	563,890	2,428,889
Other insurance related income (losses)	3,620	5,187	(8,290)	6,949	2,516	2,052	7,162
Total underwriting revenues	589,967	582,637	615,700	616,229	610,793	565,942	2,436,051

UNDERWRITING EXPENSES
Net losses and loss expenses	363,760	350,252	598,818	379,471	377,868	329,867	1,695,964
Acquisition costs	130,708	142,643	150,197	136,426	141,088	141,971	569,642
Underwriting-related general and administrative expenses	28,149	32,839	24,435	29,595	32,590	34,160	123,916
Total underwriting expenses	522,617	525,734	773,450	545,492	551,546	505,998	2,389,522

UNDERWRITING INCOME (LOSS)	$67,350	$56,903	$(157,750)	$70,737	$59,247	$59,944	$46,529

Catastrophe and weather-related losses, net of reinstatement premiums	$11,081	$2,680	$177,002	$30,232	$15,288	$8,721	$225,861
Favorable prior year reserve development	2,295	7,759	7,321	32,182	35,822	51,146	106,856

KEY RATIOS
Current accident year loss ratio excluding catastrophe and weather-related losses	60.5%	61.5%	68.3%	62.6%	65.5%	66.0%	64.8%
Catastrophe and weather-related losses ratio	1.9%	0.5%	28.8%	5.0%	2.5%	1.6%	9.4%
Current accident year loss ratio	62.4%	62.0%	97.1%	67.6%	68.0%	67.6%	74.2%
Prior year reserve development ratio	(0.4%)	(1.3%)	(1.1%)	(5.3%)	(5.9%)	(9.1%)	(4.4%)
Net losses and loss expenses ratio	62.0%	60.7%	96.0%	62.3%	62.1%	58.5%	69.8%
Acquisition cost ratio	22.3%	24.7%	24.1%	22.4%	23.2%	25.2%	23.5%
Underwriting-related general and administrative expense ratio	4.8%	5.6%	3.9%	4.8%	5.4%	6.1%	5.1%
Combined ratio	89.1%	91.0%	124.0%	89.5%	90.7%	89.7%	98.4%

AXIS CAPITAL HOLDINGS LIMITED
STRATEGIC CAPITAL PARTNERS

	Three months ended June 30,						Six months ended June 30,
	2019			2018			2019			2018
TOTAL MANAGED PREMIUMS [a]	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
Total Managed Premiums	$968,325	$679,435	$1,647,760	$1,026,644	$624,181	$1,650,825	$1,819,421	$2,411,565	$4,230,986	$1,907,492	$2,406,128	$4,313,620
Premiums ceded to Harrington Re	1,620	47,752	49,372	—	58,370	58,370	2,462	155,587	158,049	—	113,762	113,762
Premiums ceded to Other Strategic Capital Partners	14,390	153,271	167,660	—	163,535	163,535	28,828	529,746	558,574	—	452,112	452,112
Premiums ceded to Other Reinsurers	360,406	—	360,406	428,465	—	428,465	666,982	—	666,982	761,420	—	761,420
Net premiums written	$591,909	$478,412	$1,070,321	$598,179	$402,276	$1,000,455	$1,121,149	$1,726,232	$2,847,381	$1,146,072	$1,840,254	$2,986,326

FEE INCOME FROM STRATEGIC CAPITAL PARTNERS [b]
Fee income	$1,638	$17,517	$19,155	$—	$11,355	$11,355	$3,840	$35,097	$38,937	$—	$24,443	$24,443

[a]
Total managed premiums represents gross premiums written of $1,647,760 and $1,650,825 for the three months ended June 30, 2019 and 2018, respectively, and $4,230,986 and $4,313,620 for the six months ended June 30, 2019 and 2018, respectively including premiums written by the Insurance and Reinsurance segments on behalf of strategic capital partners and other reinsurers. Premiums ceded to strategic capital partners and other reinsurers by AXIS Insurance and AXIS Re are presented above.

[b] Fee income from strategic capital partners represents service fees and reimbursement of expenses from strategic capital partners. Fee income from strategic capital partners included $3,349 and $7,988 in other insurance related income (losses) for the three and six months ended June 30, 2019, respectively and $1,650 and $6,519 for three and six months ended June 30, 2018, respectively. It also included $15,806 and $30,949 as offset to general and administrative expenses for the three and six months ended June 30, 2019, respectively and $9,705 and $17,924 for three and six months ended June 30, 2018, respectively.

AXIS CAPITAL HOLDINGS LIMITED
NET INVESTMENT INCOME - QUARTERLY AND YEAR TO DATE

							Six months ended June 30,
	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017	2019	2018

Fixed maturities	$97,370	$91,382	$94,108	$89,887	$88,320	$78,218	$188,752	$172,279
Other investments	31,232	6,895	4,780	15,933	14,541	23,639	38,128	28,246
Equity securities	3,197	2,328	3,062	2,099	3,158	4,347	5,525	4,916
Mortgage loans	3,689	3,063	3,762	3,322	3,357	2,597	6,752	6,483
Cash and cash equivalents	8,138	5,801	10,796	6,992	5,627	3,433	13,940	9,779
Short-term investments	1,108	3,894	3,432	3,413	1,645	660	5,002	2,520

Gross investment income	144,734	113,363	119,940	121,646	116,648	112,894	258,099	224,223
Investment expenses	(6,785)	(6,060)	(6,812)	(7,225)	(6,688)	(6,831)	(12,845)	(13,262)

Net investment income	$137,949	$107,303	$113,128	$114,421	$109,960	$106,063	$245,254	$210,961

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2017
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$12,522,955	$11,874,518	$11,435,347	$11,767,697	$11,739,305	$11,424,295
Equity securities, at fair value	433,407	418,863	381,633	433,311	417,212	738,489
Mortgage loans, held for investment, at fair value	394,179	313,421	298,650	333,018	344,721	349,916
Other investments, at fair value	802,064	795,331	787,787	833,563	916,191	813,617
Equity method investments	112,956	110,322	108,103	112,155	110,488	109,258
Short-term investments, at fair value	32,421	41,853	144,040	156,090	168,944	10,146
Total investments	14,297,982	13,554,308	13,155,560	13,635,834	13,696,861	13,445,721
Cash and cash equivalents	1,094,714	1,606,258	1,830,020	1,752,402	1,526,693	1,015,270
Accrued interest receivable	82,567	78,594	80,335	76,000	79,109	72,626
Insurance and reinsurance premium balances receivable	3,732,529	3,667,923	3,007,296	3,463,360	3,810,316	3,050,222
Reinsurance recoverable on unpaid losses and loss expenses	3,564,812	3,555,341	3,501,669	3,217,787	3,152,706	2,110,870
Reinsurance recoverable on paid losses and loss expenses	364,536	321,798	280,233	221,293	136,530	74,064
Deferred acquisition costs	657,275	703,028	566,622	682,785	708,679	591,397
Prepaid reinsurance premiums	1,291,979	1,271,303	1,013,573	1,114,039	1,157,228	733,836
Receivable for investments sold	25,850	10,888	32,627	2,140	16,430	18,754
Goodwill	102,003	102,003	102,003	102,003	102,003	47,148
Intangible assets	236,009	238,763	241,568	247,927	250,541	39,072
Value of business acquired	15,416	22,610	35,714	58,511	97,529	—
Operating lease right-of-use assets	132,940	143,887	—	—	—	—
Other assets	271,562	280,878	285,346	268,945	283,861	300,658
TOTAL ASSETS	$25,870,174	$25,557,582	$24,132,566	$24,843,026	$25,018,486	$21,499,638

LIABILITIES
Reserve for losses and loss expenses	$12,254,711	$12,275,771	$12,280,769	$12,025,947	$11,952,734	$9,878,662
Unearned premiums	4,503,132	4,535,163	3,635,758	4,242,108	4,594,150	3,704,003
Insurance and reinsurance balances payable	1,484,285	1,440,942	1,338,991	1,301,580	1,282,585	677,204
Senior notes and notes payable	1,387,748	1,342,345	1,341,961	1,377,582	1,377,206	993,511
Payable for investments purchased	181,274	159,544	111,838	220,183	186,180	95,865
Operating lease liabilities	133,257	144,298	—	—	—	—
Other liabilities	359,290	359,363	393,178	403,354	372,626	257,698
TOTAL LIABILITIES	20,303,697	20,257,426	19,102,495	19,570,754	19,765,481	15,606,943

SHAREHOLDERS’ EQUITY
Preferred shares	775,000	775,000	775,000	775,000	775,000	775,000
Common shares	2,206	2,206	2,206	2,206	2,206	2,206
Additional paid-in capital	2,303,592	2,296,639	2,308,583	2,304,107	2,295,633	2,283,523
Accumulated other comprehensive income (loss)	156,145	29,096	(177,110)	(162,312)	(163,168)	84,306
Retained earnings	6,108,577	5,976,603	5,912,812	6,145,482	6,135,625	6,551,801
Treasury shares, at cost	(3,779,043)	(3,779,388)	(3,791,420)	(3,792,211)	(3,792,291)	(3,804,141)
TOTAL SHAREHOLDERS' EQUITY	5,566,477	5,300,156	5,030,071	5,272,272	5,253,005	5,892,695

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,870,174	$25,557,582	$24,132,566	$24,843,026	$25,018,486	$21,499,638

Common shares outstanding	83,947	83,934	83,586	83,557	83,556	83,203
Diluted common shares outstanding [b]	85,579	85,632	85,229	85,335	85,346	84,655
Book value per common share	$57.08	$53.91	$50.91	$53.82	$53.59	$61.51
Book value per diluted common share	$55.99	$52.84	$49.93	$52.70	$52.47	$60.45
Tangible book value per diluted common share	$52.54	$49.37	$46.41	$49.14	$48.87	$59.44
Debt to total capital [a]	20.0%	20.2%	21.1%	20.7%	20.8%	14.4%
Debt and preferred equity to total capital	31.1%	31.9%	33.2%	32.4%	32.5%	25.7%

[a]
The debt to total capital ratio is calculated by dividing senior notes and notes payable by total capital. Total capital represents the sum of total shareholders’ equity and senior notes and notes payable.

[b]	Treasury stock method was applied. Under this method, unvested restricted stock units are included to determine the diluted common shares outstanding.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS PORTFOLIO
At June 30, 2019

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$2,288,204	$30,488	$(1,265)	$2,317,427	15.1%
Non-U.S. government	539,588	6,959	(8,723)	537,824	3.5%
Corporate debt	4,850,141	114,591	(19,147)	4,945,585	32.3%
Agency RMBS	1,669,160	24,127	(6,375)	1,686,912	11.0%
CMBS	1,150,370	34,613	(715)	1,184,268	7.7%
Non-Agency RMBS	55,985	1,308	(1,313)	55,980	0.4%
ABS	1,600,846	5,871	(5,946)	1,600,771	10.4%
Municipals	189,480	4,828	(120)	194,188	1.3%
Total fixed maturities	12,343,774	222,785	(43,604)	12,522,955	81.7%

Equity securities
Common stocks	695	21	(459)	257	—%
Exchange traded funds	213,909	61,531	(2,171)	273,269	1.8%
Bond mutual funds	163,291	—	(3,410)	159,881	1.0%
Total equity securities	377,895	61,552	(6,040)	433,407	2.8%

Total fixed maturities and equity securities	$12,721,669	$284,337	$(49,644)	12,956,362	84.5%

Mortgage loans, held for investment				394,179	2.6%

Other investments (see below)				802,064	5.2%

Equity method investments				112,956	0.7%

Short-term investments				32,421	0.3%

Total investments				14,297,982	93.3%

Cash and cash equivalents [a]				1,094,714	7.1%

Accrued interest receivable				82,567	0.5%

Net receivable/(payable) for investments sold (purchased)				(155,424)	(0.9%)

Total cash and invested assets				$15,319,839	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$30,526	3.8%
Multi-strategy funds				165,123	20.6%
Direct lending funds				273,864	34.1%
Real estate funds				134,763	16.8%
Private equity funds				60,285	7.5%
Other privately held investments				28,452	3.5%
Collateralized loan obligations - equity tranches				17,798	2.3%
Overseas deposits				$91,253	11.4%
Total				$802,064	100.0%

[a]	Includes $382 million of restricted cash and cash equivalents.

AXIS CAPITAL HOLDINGS LIMITED
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	15.1%	13.1%	10.1%	10.5%	11.0%	11.3%
Non-U.S. government	3.5%	3.2%	3.3%	3.6%	3.9%	3.7%
Corporate debt	32.3%	32.1%	32.5%	33.3%	32.2%	32.8%
MBS:
Agency RMBS	11.0%	11.3%	11.0%	10.8%	11.2%	15.9%
CMBS	7.7%	7.0%	7.3%	7.1%	7.4%	4.5%
Non-agency RMBS	0.4%	0.3%	0.3%	0.3%	0.3%	0.3%
ABS	10.4%	10.7%	10.9%	10.8%	10.7%	9.5%
Municipals	1.3%	1.0%	0.9%	0.8%	0.9%	1.0%

Total Fixed Maturities	81.7%	78.7%	76.3%	77.2%	77.6%	79.0%
Equity securities	2.8%	2.8%	2.5%	2.8%	2.8%	5.1%
Mortgage loans	2.6%	2.1%	2.0%	2.2%	2.3%	2.4%
Other investments	5.2%	5.3%	5.3%	5.5%	6.1%	5.6%
Equity method investments	0.7%	0.7%	0.7%	0.7%	0.7%	0.8%
Short-term investments	0.3%	0.2%	1.0%	1.0%	1.0%	0.1%

Total Investments	93.3%	89.8%	87.8%	89.4%	90.5%	93.0%
Cash and cash equivalents	7.1%	10.6%	12.2%	11.5%	10.1%	7.0%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Net receivable/(payable) for investments sold or purchased	(0.9%)	(0.9%)	(0.5%)	(1.4%)	(1.1%)	(0.5%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES
U.S. government and agency	18.5%	16.6%	13.3%	13.6%	14.2%	14.3%
AAA	35.8%	38.7%	40.0%	39.3%	39.7%	38.1%
AA	8.6%	7.1%	7.7%	7.7%	7.2%	8.1%
A	14.1%	15.0%	15.5%	16.3%	16.4%	15.8%
BBB	13.6%	13.3%	14.7%	14.1%	13.9%	14.7%
Below BBB	9.4%	9.3%	8.8%	9.0%	8.6%	9.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES
Within one year	3.1%	3.5%	3.7%	4.2%	4.0%	3.5%
From one to five years	41.8%	41.9%	41.0%	41.5%	41.1%	36.2%
From five to ten years	15.7%	14.5%	14.8%	15.1%	15.1%	20.0%
Above ten years	3.2%	2.9%	1.8%	1.8%	1.7%	2.0%
Asset-backed and mortgage-backed securities	36.2%	37.2%	38.7%	37.4%	38.1%	38.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	3.0%	3.1%	3.1%	2.9%	2.8%	2.6%
Yield to maturity of fixed maturities	2.7%	3.1%	3.6%	3.5%	3.4%	2.6%
Average duration of fixed maturities (inclusive of duration hedges)	3.0 yrs	2.9 yrs	2.8 yrs	2.9 yrs	3.0 yrs	3.1 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS CAPITAL HOLDINGS LIMITED
CORPORATE DEBT INVESTED ASSETS COMPOSITION
At June 30, 2019

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banks	$954,816	19.3%	6.2%
Non-U.S. banks	331,796	6.7%	2.2%
Corporate/commercial finance	250,177	5.1%	1.6%
Insurance	138,169	2.8%	0.9%
Investment brokerage	41,136	0.8%	0.3%
Total financial institutions	1,716,094	34.7%	11.2%
Consumer non-cyclicals	509,250	10.3%	3.3%
Consumer cyclical	283,806	5.7%	1.9%
Communications	265,739	5.4%	1.7%
Technology	228,259	4.6%	1.5%
Energy	202,077	4.1%	1.3%
Non-U.S. government guaranteed	190,290	3.8%	1.2%
Transportation	154,336	3.1%	1.0%
Utilities	144,997	2.9%	0.9%
Industrials	125,821	2.5%	0.8%
Total investment grade	3,820,669	77.1%	24.8%

Total non-investment grade	1,124,916	22.9%	7.5%

Total corporate debt	$4,945,585	100.0%	32.3%

AXIS CAPITAL HOLDINGS LIMITED
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At June 30, 2019

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
BANK OF AMERICA CORP	$125,970	$4,383	$130,353	1.0%
JP MORGAN CHASE & CO	116,736	2,877	119,613	1.0%
MORGAN STANLEY	113,160	3,119	116,279	0.9%
WELLS FARGO & COMPANY	111,726	2,595	114,321	0.9%
CITIGROUP INC	91,526	2,986	94,512	0.8%
GOLDMAN SACHS GROUP	81,896	2,019	83,915	0.7%
AT&T INC	54,777	2,127	56,904	0.5%
MITSUBISHI UFJ FINANCIAL GROUP INC	48,492	1,022	49,514	0.4%
CVS HEALTH CORP	46,362	2,231	48,593	0.4%
COMCAST CORPORATION	46,803	1,510	48,313	0.4%

[a]
These holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS CAPITAL HOLDINGS LIMITED
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At June 30, 2019

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$1,686,912	$36,256	$2,652	$6,058	$3,553	$7,461	$1,742,892
Commercial MBS	292,121	838,317	50,649	3,181	—	—	1,184,268
ABS	—	1,450,665	79,990	32,666	12,372	25,078	1,600,771

Total mortgage-backed and asset-backed securities	$1,979,033	$2,325,238	$133,291	$41,905	$15,925	$32,539	$4,527,931

Percentage of total	43.7%	51.4%	2.9%	0.9%	0.4%	0.7%	100.0%

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$159,259	$136,923	$159,347	$119,275	$85,583	$59,391
Reinsurance	205,558	185,156	121,112	102,234	51,108	14,674
Total	$364,817	$322,079	$280,459	$221,509	$136,691	$74,065

Reinsurance recoverable on unpaid losses and loss expenses: Case reserves
Insurance	$871,493	$859,971	$791,215	$789,143	$772,718	$563,510
Reinsurance	351,230	351,413	327,067	250,812	239,986	45,525
Total	$1,222,723	$1,211,384	$1,118,282	$1,039,955	$1,012,704	$609,035

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,889,003	$1,916,176	$1,919,002	$1,809,504	$1,787,763	$1,406,139
Reinsurance	470,322	446,571	484,754	387,508	370,161	113,485
Total	$2,359,325	$2,362,747	$2,403,756	$2,197,012	$2,157,924	$1,519,624

Provision against reinsurance recoverable on paid and unpaid losses and loss expenses:
Insurance	$(16,722)	$(17,583)	$(18,191)	$(17,613)	$(17,210)	$(17,629)
Reinsurance	(795)	(1,488)	(2,404)	(1,783)	(873)	(161)
Total	$(17,517)	$(19,071)	$(20,595)	$(19,396)	$(18,083)	$(17,790)

Reinsurance recoverables on unpaid and paid losses and loss expenses:
Insurance	$2,903,033	$2,895,487	$2,851,373	$2,700,309	$2,628,854	$2,011,411
Reinsurance	1,026,315	981,652	930,529	738,771	660,382	173,523
Total	$3,929,348	$3,877,139	$3,781,902	$3,439,080	$3,289,236	$2,184,934

AXIS CAPITAL HOLDINGS LIMITED
REINSURANCE RECOVERABLE ANALYSIS
At June 30, 2019

Categories	Reinsurance Recoverable, Gross of Collateral	Collateral	Reinsurance Recoverable, Net of Collateral	% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Reinsurance Recoverable, Gross of Collateral	Reinsurance recoverable on unpaid and paid losses
Top 10 reinsurers based on reinsurance recoverable	$2,282,524	$(448,565)	$1,833,959	59.0%	32.9%	$(9,251)	0.4%	$2,273,273
Other reinsurers balances > $20 million	1,185,253	(238,061)	947,192	30.4%	17.0%	(5,766)	0.5%	1,179,487
Other reinsurers balances < $20 million	479,088	(148,400)	330,688	10.6%	6.0%	(2,500)	0.5%	476,588
Total	$3,946,865	$(835,026)	$3,111,839	100.0%	55.9%	$(17,517)	0.4%	$3,929,348
At June 30, 2019, 88.6% (December 31, 2018: 89.5%) of reinsurance recoverable, gross of collateral were collectible from reinsurers rated the equivalent of A- or better by A.M. Best.

Top 10 Reinsurers (net of collateral)		% of Total Reinsurance Recoverable, Net of Collateral	% of Total Shareholders’ Equity
1	Lloyds of London	14.1%	7.9%
2	Swiss Reinsurance America Corporation	12.8%	7.1%
3	Transatlantic Reinsurance Company	6.8%	3.8%
4	Partner Reinsurance Co of US	5.5%	3.1%
5	Harrington Re Ltd.	5.5%	3.1%
6	Hannover Ruck SE	4.6%	2.6%
7	Everest Reinsurance Company	4.0%	2.2%
8	Munich Reinsurance America, Inc	3.3%	1.9%
9	Liberty Mutual Insurance Company	2.4%	1.3%
10	Munchener Ruckversicherungs Gesellschaft	2.3%	1.2%
		61.3%	34.2%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES

	Three months ended June 30, 2019			Six months ended June 30, 2019
	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses	Reserve for losses and loss expenses	Reinsurance recoverable on unpaid losses	Net reserve for losses and loss expenses
Reserve for losses and loss expenses

Beginning of period	$12,275,771	$(3,555,341)	$8,720,430	$12,280,769	$(3,501,669)	$8,779,100
Incurred losses and loss expenses	947,243	(274,780)	672,463	2,004,523	(668,032)	1,336,491
Paid losses and loss expenses	(966,062)	258,695	(707,367)	(2,046,751)	610,227	(1,436,524)
Foreign exchange and other	(2,241)	6,614	4,373	16,170	(5,338)	10,832

End of period [a]	$12,254,711	$(3,564,812)	$8,689,899	$12,254,711	$(3,564,812)	$8,689,899

[a]
At June 30, 2019, reserve for losses and loss expenses included IBNR of $7,455 million, or 61%, of reserves for loss and loss expenses. At December 31, 2018, the comparable amount was $7,655 million, or 62%.

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Three months ended June 30, 2019			Six months ended June 30, 2019
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross paid losses and loss expenses	$537,634	$428,428	$966,062	$1,097,815	$948,936	$2,046,751
Reinsurance recoverable on paid losses and loss expenses	(175,788)	(82,907)	(258,695)	(393,952)	(216,275)	(610,227)

Net paid losses and loss expenses	361,846	345,521	707,367	703,863	732,661	1,436,524

Change in:
Gross case reserves	(8,250)	25,790	17,540	108,503	60,275	168,778
Gross IBNR	(57,015)	20,656	(36,359)	(143,218)	(67,788)	(211,006)
Reinsurance recoverable on unpaid losses and loss expenses	12,122	(28,207)	(16,085)	(46,669)	(11,136)	(57,805)

Total net incurred losses and loss expenses	$308,703	$363,760	$672,463	$622,479	$714,012	$1,336,491

Gross reserve for losses and loss expenses	$6,395,448	$5,859,263	$12,254,711	$6,395,448	$5,859,263	$12,254,711

Net favorable prior year reserve development	$21,326	$2,295	$23,621	$28,240	$10,053	$38,293

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	117.2%	95.0%	105.2%	113.1%	102.6%	107.5%

Net paid losses and loss expenses / Net premiums earned	67.4%	58.9%	63.0%	64.3%	63.0%	63.6%
Change in net losses and loss expenses / Net premiums earned	(9.9%)	3.1%	(3.2%)	(7.4%)	(1.6%)	(4.4%)
Net losses and loss expenses ratio	57.5%	62.0%	59.8%	56.9%	61.4%	59.2%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017

Gross paid losses and loss expenses	$537,634	$560,181	$676,665	$586,874	$478,912	$385,899
Reinsurance recoverable on paid losses and loss expenses	(175,788)	(218,163)	(254,452)	(198,332)	(162,291)	(118,232)

Net paid losses and loss expenses	361,846	342,018	422,213	388,542	316,621	267,667

Change in:
Gross case reserves	(8,250)	116,753	(40,794)	13,241	43,986	(47,554)
Gross IBNR	(57,015)	(86,204)	117,212	55,737	10,784	73,253
Reinsurance recoverable on unpaid losses and loss expenses	12,122	(58,791)	(70,106)	(42,032)	(42,618)	(17,901)

Total net incurred losses and loss expenses	$308,703	$313,776	$428,525	$415,488	$328,773	$275,465

Gross reserve for losses and loss expenses	$6,395,448	$6,465,347	$6,426,309	$6,379,962	$6,301,363	$5,045,223

Net favorable prior year reserve development	$21,326	$6,913	$32,257	$13,478	$24,294	$19,787

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	117.2%	109.0%	98.5%	93.5%	96.3%	97.2%

Net paid losses and loss expenses / Net premiums earned	67.4%	61.4%	71.5%	63.2%	54.8%	64.1%
Change in net losses and loss expenses / Net premiums earned	(9.9%)	(5.0%)	1.1%	4.4%	2.2%	1.9%
Net losses and loss expenses ratio	57.5%	56.4%	72.6%	67.6%	57.0%	66.0%

AXIS CAPITAL HOLDINGS LIMITED
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017

Gross paid losses and loss expenses	$428,428	$520,508	$611,056	$422,678	$426,314	$292,914
Reinsurance recoverable on paid losses and loss expenses	(82,907)	(133,368)	(92,279)	(79,765)	(46,772)	(3,936)

Net paid losses and loss expenses	345,521	387,140	518,777	342,913	379,542	288,978

Change in:
Gross case reserves	25,790	34,485	199,227	76,880	47,664	79,737
Gross IBNR	20,656	(88,443)	42,084	(10,986)	(5,905)	13,077
Reinsurance recoverable on unpaid losses and loss expenses	(28,207)	17,070	(161,270)	(29,336)	(43,433)	(51,925)

Total net incurred losses and loss expenses	$363,760	$350,252	$598,818	$379,471	$377,868	$329,867

Gross reserve for losses and loss expenses	$5,859,263	$5,810,424	$5,854,460	$5,645,985	$5,651,371	$4,833,440

Net favorable prior year reserve development	$2,295	$7,759	$7,321	$32,182	$35,822	$51,146

Key Ratios

Net paid losses and loss expenses / Net incurred losses and loss expenses	95.0%	110.5%	86.6%	90.4%	100.4%	87.6%

Net paid losses and loss expenses / Net premiums earned	58.9%	67.0%	83.1%	56.3%	62.4%	51.2%
Change in net losses and loss expenses / Net premiums earned	3.1%	(6.3%)	12.9%	6.0%	(0.3%)	7.3%
Net losses and loss expenses ratio	62.0%	60.7%	96.0%	62.3%	62.1%	58.5%

AXIS CAPITAL HOLDINGS LIMITED
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AT JULY 1, 2019

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	% of Common Shareholders' Equity	100 Year Return Period	% of Common Shareholders' Equity	250 Year Return Period	% of Common Shareholders' Equity
Single zone, single event
Southeast	U.S. Hurricane	$363	7.6%	$431	9.0%	$613	12.8%
Northeast	U.S. Hurricane	49	1.0%	143	3.0%	282	5.9%
Mid-Atlantic	U.S. Hurricane	123	2.6%	288	6.0%	441	9.2%
Gulf of Mexico	U.S. Hurricane	249	5.2%	322	6.7%	388	8.1%
California	Earthquake	223	4.7%	324	6.8%	407	8.5%
Europe	Windstorm	223	4.7%	275	5.7%	348	7.3%
Japan	Earthquake	138	2.9%	213	4.4%	331	6.9%
Japan	Windstorm	116	2.4%	185	3.9%	255	5.3%
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at July 1, 2019. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.4 billion. According to our modeling, there is a one percent chance that on an annual basis, losses incurred from a Southeast hurricane event could be in excess of $0.4 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.4 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
`
Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average common shares outstanding	83,941	83,539	83,834	83,431
Dilutive share equivalents:
Share-based compensation plans	460	445	504	422
Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853

EARNINGS PER COMMON SHARE
Earnings per common share	$1.98	$1.11	$3.16	$1.86
Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85

AXIS CAPITAL HOLDINGS LIMITED
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q2 2017

Net income (loss) available (attributable) to common shareholders	$166,387	$98,125	$(198,448)	$43,439	$92,858	$85,030

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	83,934	83,586	83,557	83,556	83,518	85,170
Shares issued and treasury share reissued	20	505	53	1	64	37
Shares repurchased for treasury	(7)	(157)	(24)	—	(26)	(2,004)
Common shares - at end of period	83,947	83,934	83,586	83,557	83,556	83,203

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average common shares outstanding	83,941	83,725	83,582	83,558	83,539	84,141
Dilutive share equivalents:
Share-based compensation plans [a]	460	547	—	549	445	370
Weighted average diluted common shares outstanding	84,401	84,272	83,582	84,107	83,984	84,511

EARNINGS (LOSS) PER COMMON SHARE
Earnings (loss) per common share	$1.98	$1.17	($2.37)	$0.52	$1.11	$1.01
Earnings (loss) per diluted common share	$1.97	$1.16	($2.37)	$0.52	$1.11	$1.01

[a] Due to the net loss incurred in the three months ended December 31, 2018, all the share equivalents were anti-dilutive.

AXIS CAPITAL HOLDINGS LIMITED
BOOK VALUE PER DILUTED COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At June 30, 2019

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$59.65

Book value per common share	$4,791,477	83,947	$57.08

Dilutive securities: [b]
Restricted stock units		1,632	(1.09)
Book value per diluted common share	$4,791,477	85,579	$55.99

	At December 31, 2018

	Common Shareholders’ Equity	Common Shares Outstanding net of Treasury Shares	Per share

Closing stock price			$51.64

Book value per common share	$4,255,071	83,586	$50.91

Dilutive securities: [b]
Restricted stock units		1,643	(0.98)
Book value per diluted common share	$4,255,071	85,229	$49.93

[a]	Under this method, unvested restricted stock units are included to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock units.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406
Net investment (gains) losses [a]	(21,225)	45,093	(33,996)	59,923
Foreign exchange (gains) [b]	(12,381)	(44,099)	(5,325)	(6,239)
Transaction and reorganization expenses [c]	3,276	18,772	18,096	31,825
Interest in (income) of equity method investments [d]	(2,635)	(3,378)	(4,853)	(3,378)
Income tax expense (benefit)	3,569	(5,996)	3,164	(11,658)
Operating income	$136,991	$103,250	$241,601	$225,879

Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85
Net investment (gains) losses	(0.25)	0.54	(0.40)	0.71
Foreign exchange (gains)	(0.15)	(0.53)	(0.06)	(0.07)
Transaction and reorganization expenses	0.04	0.22	0.21	0.38
Interest in (income) of equity method investments	(0.03)	(0.04)	(0.06)	(0.04)
Income tax expense (benefit)	0.04	(0.07)	0.03	(0.14)
Operating income per diluted common share	$1.62	$1.23	$2.86	$2.69

Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853

Average common shareholders' equity	$4,658,317	$4,483,700	$4,523,274	$4,522,135

Annualized ROACE	14.3%	8.3%	11.7%	6.9%

Annualized operating ROACE	11.8%	9.2%	10.7%	10.0%

[a]
Tax cost (benefit) of $2,936 and ($4,531) for the three months ended June 30, 2019 and 2018, respectively, and $5,771 and ($3,388) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the ability to utilize capital losses.

[b]
Tax cost (benefit) of $1,170 and $779 for the three months ended June 30, 2019 and 2018, respectively, and $588 and ($3,555) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions, after consideration of other relevant factors including the tax status of specific foreign exchange transactions.

[c]
Tax cost (benefit) of ($537) and ($2,556) for the three months ended June 30, 2019 and 2018, respectively, and ($3,195) and ($5,027) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Tax cost (benefit) of $nil and $312 for the three months ended June 30, 2019 and 2018, respectively, and $nil and $312 for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION
EX-PGAAP OPERATING INCOME AND EX-PGAAP OPERATING RETURN ON AVERAGE COMMON EQUITY

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income available to common shareholders	$166,387	$92,858	$264,515	$155,406
Net investment (gains) losses [a]	(21,225)	45,093	(33,996)	59,923
Foreign exchange (gains) [a]	(12,381)	(44,099)	(5,325)	(6,239)
Transaction and reorganization expenses [a]	3,276	18,772	18,096	31,825
Interest in (income) of equity method investments [a]	(2,635)	(3,378)	(4,853)	(3,378)
Income tax expense (benefit)	3,569	(5,996)	3,164	(11,658)
Operating income	$136,991	$103,250	$241,601	$225,879
Amortization of VOBA and intangible assets [b]	10,093	56,328	26,095	$113,438
Amortization of acquisition cost [c]	(2,854)	(39,641)	(9,121)	(80,090)
Income tax expense (benefit)	(1,376)	(3,170)	(3,225)	(6,336)
Ex-PGAAP operating income [d]	$142,854	$116,767	$255,350	$252,891

Earnings per diluted common share	$1.97	$1.11	$3.14	$1.85
Net investment (gains) losses	(0.25)	0.54	(0.40)	0.71
Foreign exchange (gains)	(0.15)	(0.53)	(0.06)	(0.07)
Transaction and reorganization expenses	0.04	0.22	0.21	0.38
Interest in (income) of equity method investments	(0.03)	(0.04)	(0.06)	(0.04)
Income tax expense (benefit)	0.04	(0.07)	0.03	(0.14)
Operating income per diluted common share	$1.62	$1.23	$2.86	$2.69
Amortization of VOBA and intangible assets	0.12	0.67	$0.31	1.35
Amortization of acquisition cost	(0.03)	(0.47)	(0.11)	(0.94)
Income tax expense (benefit)	(0.02)	(0.04)	(0.03)	(0.08)
Ex-PGAAP operating income per diluted common share [d]	$1.69	$1.39	$3.03	$3.02

Weighted average diluted common shares outstanding	84,401	83,984	84,338	83,853

Average common shareholders' equity	4,658,317	4,483,700	$4,523,274	$4,522,135

Annualized ROACE	14.3%	8.3%	11.7%	6.9%

Annualized operating ROACE	11.8%	9.2%	10.7%	10.0%

Annualized ex-PGAAP operating ROACE [d]	12.3%	10.4%	11.3%	11.2%

[a]	Tax cost (benefit) shown on previous page.

[b]
Tax cost (benefit) of $(1,918) and $(10,702) for the three months ended June 30, 2019 and 2018, respectively and $(4,958) and $(21,553) for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[c]
Tax cost (benefit) of $542 and $7,532 for the three months ended June 30, 2019 and 2018, respectively and $1,733 and $15,217 for the six months ended June 30, 2019 and 2018, respectively. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.

[d]
Ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders, earnings (loss) per diluted common share and annualized ROACE, respectively, are provided in the table above, and a discussion of the rationale for the presentation of these items is provided later in this document.

AXIS CAPITAL HOLDINGS LIMITED
VALUE OF BUSINESS ACQUIRED

Acquisition of Novae Group plc ("Novae")

On October 2, 2017 (the "closing date" or the "acquisition date"), AXIS Specialty UK Holdings Limited, a wholly owned subsidiary of the Company, acquired all of the issued and to be issued share capital of Novae for an aggregate purchase price of $617 million. The results of Novae are included in the results of the Company's insurance and reinsurance segments from that date. The acquisition of Novae was undertaken to accelerate the growth strategy of the Company's international insurance business, and to significantly scale up its capabilities to enable the Company to even better serve its clients and brokers.

At the acquisition date, the Company identified Value of Business Acquired ("VOBA") which represents the present value of the expected underwriting profit within policies that were in-force at the closing date of the transaction, of $257 million, pre-tax.

Amortization of Value of Business Acquired ("VOBA")

VOBA is amortized over its economic useful life and the expense is included in amortization of value of business acquired in the consolidated statement of operations. The amortization of VOBA affects the Company’s operating income, a non-GAAP financial measure but this expense is not included in the results of the Company's insurance and reinsurance segments.

The estimated amortization expense for VOBA with a finite life is as follows:

VOBA Amortization expense
Q4 2017	$50,104
2018	171,124
2019	26,722
2020	5,139
2021	3,853
2022	—
2023 and thereafter	—
VOBA	256,942
Associated tax impact	(48,992)
VOBA, net of tax [a]	$207,950

[a]
VOBA, net of tax is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to VOBA, the most comparable GAAP financial measure, is provided in the table above and a discussion of the rationale for the presentation of this item is provided later in this document.

The purchase price was allocated to the assets acquired and liabilities assumed of Novae based on estimated fair values at the closing date. This resulted in the write-off of the deferred acquisition cost asset on Novae's balance at the acquisition date as the value of policies in-force on that date are considered within VOBA. Consequently, the expense associated with VOBA is estimated to include all acquisition costs previously paid as well as future profits associated with the policies in-force at acquisition.

AXIS CAPITAL HOLDINGS LIMITED
TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE

TANGIBLE BOOK VALUE PER DILUTED COMMON SHARE - TREASURY STOCK METHOD [a]
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2017
Common shareholders' equity	$4,791,477	$4,525,156	$4,255,071	$4,497,272	$4,478,005	$5,117,695
Less: goodwill	(102,003)	(102,003)	(102,003)	(102,003)	(102,003)	(47,148)
Less: intangible assets	(236,009)	(238,763)	(241,568)	(247,927)	(250,541)	(39,072)
Associated tax impact	43,205	43,522	43,814	46,196	45,123	14,081
Tangible common shareholders' equity	$4,496,670	$4,227,912	$3,955,314	$4,193,538	$4,170,584	$5,045,556

Diluted common shares outstanding, net of treasury shares	85,579	85,632	85,229	85,335	85,346	84,655

Book value per diluted common share	$55.99	$52.84	$49.93	$52.70	$52.47	$60.45

Tangible book value per diluted common share	$52.54	$49.37	$46.41	$49.14	$48.87	$59.60

[a]	Under this method, unvested restricted stock units are included to determine the diluted common shares outstanding. Cash-settled restricted stock units are excluded.

AXIS CAPITAL HOLDINGS LIMITED
USE OF NON-GAAP FINANCIAL MEASURES

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this document, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), operating income (loss) (in total and on a per share basis), annualized operating ROACE, tangible book value per diluted common share, ex-PGAAP operating income (loss) (in total and on a per share basis) and annualized ex-PGAAP operating ROACE which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, better explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Statements of Operations - Quarterly' and 'Consolidated Statements of Operations - Year to date' sections of this document.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (losses) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange (losses) gains in our consolidated statement of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange (losses) gains on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance, therefore, foreign exchange (losses) gains are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our senior notes and notes payable. As these expenses are not incremental and/or directly attributable to our individual underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets including VOBA arose from business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to income (loss) before income taxes and interest in income (loss) of equity method investments, the most comparable GAAP financial measure, is included in the 'Consolidated Statements of Operations - Quarterly'' and 'Consolidated Statements of Operations - Year to date' sections of this document.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. In addition, we recognize unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized upon the sale of our available-for-sale investments and equity securities in net investment gains (losses) in our consolidated statements of operations. However, these movements are only one element of the overall impact of foreign exchange rate fluctuations on our financial position. We also recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income (loss). These unrealized and realized foreign exchange (losses) gains generally offset a large portion of the foreign exchange losses (gains) reported in net income (loss) available (attributable) to common shareholders, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As a result, the foreign exchange (losses) gains in our consolidated statement of operations in isolation are not a fair representation of the performance of our business.

Transaction and reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process, therefore, this income (loss) is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses and interest in income (loss) of equity method investments to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange (losses) gains, transaction and reorganization expenses, and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Operating Income' section in this document.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized ROACE, respectively, in the 'Operating Income' section of this document.

Tangible Book Value per Diluted Common Share
Tangible book value represents common shareholders' equity exclusive of goodwill and intangible assets, net of tax. We also present tangible book value per diluted common share calculated under the treasury stock method. A reconciliation of tangible book value per diluted common share to book value per diluted common share, the most comparable GAAP financial measure, is included in the 'Tangible Book Value per Diluted Common Share' section of this document.

Tangible book value per diluted common share excludes the impacts of certain purchase accounting adjustments. We believe that this measure, in combination with book value per diluted common share, is useful in assessing value generated for our common shareholders.

Ex-PGAAP Operating Income (Loss)
Ex-PGAAP operating income (loss) represents operating income (loss) exclusive of amortization of VOBA and intangible assets, net of tax and amortization of acquisition costs, net of tax both associated with Novae's balance sheet at October 2, 2017 (the "closing date" or "acquisition date"). The reconciliation of ex-PGAAP operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure is provided in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We also present ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE, which are derived from the ex-PGAAP operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings per diluted common share and annualized ROACE, respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this document.

We believe the presentation of ex-PGAAP operating income (loss), ex-PGAAP operating income (loss) per diluted common share and annualized ex-PGAAP operating ROACE enables investors and other users of our financial information to better analyze the performance of our business.